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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                 ______________________________________________


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported):  August 15, 1995


                         MERIDIAN NATIONAL CORPORATION
               (Exact Name of Registrant as Specified in Charter)


  Delaware                       0-14203                     34-1470518
  --------                       -------                     ----------
(State or Other           (Commission File Number)         (IRS Employer
Jurisdiction of                                           Identification No.)
Incorporation)

  805 Chicago Street, Toledo, Ohio                               43611
  (Address of Principal Executive Offices)                    (Zip Code)



      Registrant's telephone number, including area code:  (419) 729-3918.
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Item 5.  Other Events.

                 On August 15, 1995, Meridian National Corporation reached an agreement in principle to acquire the business operations and certain assets of Doolan Industries, Inc.'s steel service center in Gary, Indiana and its related sales offices in Memphis, Tennessee and Cleveland, Ohio. The acquisition is subject to execution of a definitive agreement and certain other conditions.
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                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          MERIDIAN NATIONAL CORPORATION



Dated:  August 16, 1995                   By:     Real P. Remillard,
                                                  Secretary and Treasurer